UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

GENERAL FORM FOR REGISTRATION OF SECURITIES
Under Section 12(b) or (g) of the Securities Exchange Act of 1934

Sierra Resource Group, Inc.
(Exact Name of Small Business Issuer in its Charter)

Date of earliest event reported:
January 27, 2011

Nevada	000-25301	88-0413922
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123
 (Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (702) 462-7285

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2011, the Board of Directors of Sierra Resource Group Inc. (“we”, “us”, or “our Company”) by unanimous written consent appointed Brad Hacker, as Chief Financial Officer of our Company. Mr. Hacker is the founder and an employee of Brad Hacker and Company, P.A., a firm of accountants and CPAs located in Ft. Lauderdale, Florida, providing industry-focused tax, audit, accounting, CFO/Controllership and consulting services (the “Firm”). We entered into an engagement contract with the Firm on January 27, 2011, pursuant to which Mr. Hacker shall serve as Chief Financial Officer, with duties consistent with those of a chief financial officer, and other employees of the Firm will provide related financial services to us. The Firm will be paid as an independent contractor. The Firm’s engagement is terminable by either party upon thirty days advance written notice. The description of the Firm’s engagement contract with our Company is qualified in its entirety by reference to the Engagement Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Prior to joining our Company, Brad Hacker founded Brad Hacker and Company, P.A., in 2009, a firm for which he continues to serve as Partner. Previously, he was a Partner at Kramer Weisman & Associates from 2005 until 2009. During this period of time he also served as chief financial officer of XTX Energy Inc., as interim principal accounting officer of Imperiali, Inc., and as both chief financial officer and a director of Brampton Crest International Inc. From 2002-2004 he served as chief financial officer of Charter Schools USA.  Mr. Hacker received his BA in Business from the University of Texas at Austin (the Red McCombs School of Business) in 1981.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

Exhibits

d) Exhibits.

10.1	Engagement Letter dated January 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIERRA RESOURCE GROUP, INC.

Date: January 31, 2011	By:	/s/ R. Patrick Champney
R. Patrick Champney
Chief Executive Officer